SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    Form 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): October 27, 2004


                                PACIFIC CMA, INC.
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             (Exact Name of Registrant as Specified in its Charter)


           Delaware                   0-27653                  84-1475073
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(State or Other Jurisdiction   (Commission File Number)      (IRS Employer
      of Incorporation)                                     Identification No.)


1350 Avenue of the Americas (Suite 1300)     New York, New York       10019
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(Address of Principal Executive Office)       (City and State)      (Zip Code)


Registrant's telephone number, including area code: (212) 247-0049
                                                    ----------------------------

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).


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ITEM 5.  OTHER EVENTS AND REQUIRED FD DISCLOSURE

         In March 2004, the Company filed a complaint (the Complaint") in the United States District Court for the Southern District of New York, captioned Pacific CMA, Inc. and Alfred Lam a/k/a Alfred Lam King Ko v. Frascona, Joiner, Goodman and Greenstein, P.C., Gary S. Joiner, Thomas K Russell and John Does 1-10 (Case No. 04 CV 2213 (NRB)) (the "Action"). In the Complaint, the Company alleged various violations of the anti-fraud provisions of the federal securities laws involving the purchase and sale of securities against the defendants including, but not limited to, the Company's prior counsel, as well as breaches of fiduciary duty by that counsel.

         First Settlement Agreement. Pursuant to the First Settlement Agreement by and between the Company and certain defendants (the "First Settlement Agreement"), in exchange for the Company agreeing to dismiss the Action solely against each of the settling defendants, the settling defendants agreed to return to the Company and/or Mr. Lam, an aggregate of 725,000 shares of the Company's common stock held by such persons, and the Company agreed to register for resale under the Securities Act of 1933, as amended (the "Act"), the remaining aggregate 660,000 shares of common stock held by such persons. Under the First Settlement Agreement, such 660,000 shares of common stock are subject to a lock-up agreement providing that such persons may not sell, transfer or otherwise dispose of any of such 660,000 shares until the date a registration statement covering such 660,000 shares became effective on August 3, 2004 by the Securities and Exchange Commission (the "Commission") and then following August 3, 2004, such persons only may sell ten (10%) percent of their aggregate holdings (66,000 shares) every thirty days. On or about October 12, 2004, the Company instructed its transfer agent to transfer said shares to Mr. Lam.

         Second Settlement Agreement. The Company has entered into a settlement agreement with the remaining defendants in the Action (the "Second Settlement Agreement"), in exchange for the Company agreeing to dismiss the Action against the remaining defendants, these remaining defendants agreed to return to the Company and/or Mr. Lam, an aggregate of 36,448 shares of the Company's common stock held by such person, and the Company agreed to register for resale under the Act, the remaining aggregate 103,739 shares of common stock held by such persons. Under the Second Settlement Agreement, however, such 103,739 shares of common stock are subject to a lock-up agreement providing that such persons may not sell, transfer or otherwise dispose of any of such 103,739 shares until the date a registration statement covering such 103,739 is declared effective (the "Effective Date") by the Commission and then following the Effective Date, one such settling defendant, Gary S. Joiner, has agreed to sell up to an aggregate of 5,200 shares of Common Stock every thirty days, commencing with the thirty-first day after the registration statement becomes effective. These settling defendants may elect, in certain circumstances, obtain at their own cost and expense, an opinion of counsel permitting the sale of the shares under the Act and the Company has agreed not to object to or prevent such sale provided the sale is not in contravention of any applicable law, rule or regulation. On or about October 27, 2004, the Company instructed its transfer agent to transfer said 36,448 shares to Mr. Lam.

      It is anticipated that the Action will be dismissed in the near future.



ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS


          (a) Not Applicable

          (b) Not Applicable

          (c) Exhibits required by Item 601 of Regulation S-K



Exhibit No.       Description

                  Not Applicable




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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                PACIFIC CMA, INC.


                                                By: /s/Alfred Lam
                                                    --------------------------
                                                    Name: Alfred Lam
                                                    Title: Chairman


Dated: October 27, 2004